AMENDED AND RESTATED
                            ASSET PURCHASE AGREEMENT

                                     between

                              LEVEL 8 SYSTEMS, INC.
                      CICERO TECHNOLOGIES ACQUISITION, LLC

                                       and


                            CRITICAL MASS MAIL, INC.


Dated as of January 9, 2004



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                                       1

                  AMENDED AND RESTATED ASSET PURCHASE AGREEMENT


          This Amended and Restated Asset Purchase Agreement (this "Agreement") is entered into as of January 9, 2004 by and between Level 8 Systems, Inc., a Delaware corporation, Cicero Technologies Acquisition, LLC, a Delaware limited liability company, together hereinafter collectively referred to as ("Level 8"), and Critical Mass Mail, Inc., d/b/a "Ensured Mail", a Delaware corporation (the "Company"). Certain capitalized terms used herein are defined in Article XI and throughout this Agreement.


                                    RECITALS


          A. The Company desires to sell all of its assets (as defined below) to Level 8 for consideration consisting of shares of Common Stock, par value $.001 per share, of Level 8 ("Level 8 Common Stock"), and Level 8 desires to acquire all of the Company's assets through such exchange, each on the terms and subject to the conditions contained herein (the "Asset Sale").


          C. The Company has determined that the Asset Sale is in its best interests and has approved this Agreement and the transactions contemplated hereby.


          D. Prior to the Closing (as defined in Section 1.5), the Board of Directors of Level 8 will have determined that the Asset Sale is in the best interest of Level 8, and the Board of Directors will have approved this Agreement and the transactions contemplated hereby.


                               TERMS OF AGREEMENT


          In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I


                           TRANSFER OF COMPANY SHARES;
                             CONSIDERATION; CLOSING


          1.1 Sale of Company Assets. The Company agrees to and shall convey, transfer, assign and deliver to Level 8 at the Closing (as defined in Section 1.5) and Level 8 shall acquire and accept from the Company, on the terms and subject to the conditions set forth in this Agreement, free and clear of all claims and Liens, all of the Company's Assets (as defined in Section 11.1), except for those assets of the Company set forth in Schedule 1.1 which are excluded from this transaction (the "Excluded Assets").


          1.2 Purchase Price. As consideration for the Company Assets, Level 8 shall issue duly authorized, validly issued, fully paid and nonassessable shares of Level 8 Common Stock to the Company on the terms and subject to the conditions set forth in this Agreement. The number of shares of Level 8 Common Stock to be transferred to the Company in consideration for the Assets shall be calculated as follows: (i) The price of the Level 8 Common Stock shall be equal to the average closing price of the stock for the three (3) trading days immediately preceding the closing Date (the "Trading Price"); (ii) The aggregate purchase price for the Company Shares shall be Seven Hundred Fifty Thousand Dollars ($750,000.00) worth of Level 8 Common Stock at the Trading Price (the "Level 8 Consideration Shares").


           1.3    Adjustment.

          (a) If between the date of this Agreement and the Closing Date (as hereinafter defined), the outstanding Level 8 Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the number of Level 8 Consideration Shares shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split combination, exchange of shares or similar transaction. Nothing stated in the immediately preceding sentence shall be construed as providing the Company any preemptive or anti-dilutive rights other than in the case of a stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, and except in such case, there shall be no adjustment to the Level 8 Consideration Shares in the event that Level 8 issues or agrees to issue any shares of Level 8 Common Stock between the date hereof and the Closing Date, whether for cash, through option grants, option or warrant exercises, in transfers, or in other transactions.


         1.4 Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, Level 8 agrees to assume and become responsible for certain liabilities of the Company in an amount not to exceed $50,000.00, as more specifically set forth in Schedule 1.4 attached hereto and made a part hereof (the "Assumed Liabilities"). Except as otherwise specifically set forth in this Section and in Schedule 1.4, Level 8 shall not assume any of the Company's liability or obligations of any of any nature


         1.5 Time and Place of the Closing. Subject to and after the fulfillment or waiver of the conditions set forth in Articles VI and VII of this Agreement, the closing of the Asset Sale shall take place at the offices of Lemery Greisler LLC, 10 Railroad Place, Saratoga Springs, New York 12866, on a date selected by Level 8 within five (5) business days following the fulfillment or waiver of such conditions, or such other date, time and place as the parties may mutually agree. Throughout this Agreement, such event is referred to as the "Closing" and such date and time are referred to as the "Closing Date."


         1.6 Procedure at the Closing. At the Closing, the parties agree that the following shall occur:


                    (a) The Company shall have satisfied each of the conditions set forth in Article VI and shall deliver to Level 8 the documents, certificates, opinions, consents and letters required by Article VI and any other documents and certificates reasonably requested by Level 8.


                    (b) Level 8 shall have satisfied each of the conditions set forth in Article VII and shall deliver to the Company the documents, certificates, consents and letters required by Article VII and any other documents and certificates reasonably requested by the Company.


                    (c) The Company shall execute, acknowledge, and deliver to Level 8 general assignments and bills of sale, including real property and Intellectual Property transfer documents, and such other instruments of sale, transfer, conveyance and assignment as Level 8 and its counsel determine are necessary to vest in Level 8 good and marketable title to all of the Assets (including all personal property) free and clear of all liens, claims, restrictions and other encumbrances.


                    (d) Level 8 shall issue to the Company the Level 8 Consideration Shares, registered in the name of the Company and shall deliver such shares in the following manner: (i) Level 8 shall set aside and hold in accordance with Section 9.3 stock certificates representing $75,000 equivalent value of such shares of Level 8 Common Stock (the "Held Back Shares"), and (ii) Level 8 shall deliver stock certificates representing the balance of the shares of Level 8 Consideration Shares issuable in accordance with Section 1.2 to the Company. The shares of Level 8 Common Stock issuable pursuant to
           Section 1.2, including the Held Back Shares, are referred to herein as the "Level 8 Shares." The Level 8 Shares issued upon the consummation of the Asset Sale in accordance with the terms hereof (including any cash paid in lieu of fractional shares of Level 8 Common Stock) shall be payment in full for all Company Assets.

                                   ARTICLE II


                         REPRESENTATIONS AND WARRANTIES
                                   OF LEVEL 8

         2.1 As a material inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, Level 8 represents and warrants to the Company that the statements contained in this
Section 2.1 are true, correct and complete as of the date hereof, and will be true correct and complete as of the Closing Date (unless specifically made as of another date), except as specified to the contrary in the corresponding paragraph of the disclosure schedule prepared by Level 8 accompanying this Agreement (the "Level 8 Disclosure Schedules"):

         (a) Organization and Qualification. Level 8 is duly incorporated, validly existing and in good standing under the laws of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Except as set forth on
Schedule 2.1(a), Level 8 is duly qualified as a foreign corporation to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of this Agreement or any of the transactions contemplated hereby or thereby, (y) have or result in a material adverse effect on the results of operations, assets, or financial condition of Level 8, taken as a whole or (z) impair Level 8's ability to perform fully on a timely basis its obligations under this Agreement (any of
(x), (y) or (z), being a "Material Adverse Effect"). Level 8 has made available to the Company true and correct copies of Level 8's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and Level 8's Bylaws, as in effect on the date hereof (the "Bylaws").

         (b) Authorization; Enforcement. Level 8 has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement by Level 8 and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action by Level
8. This Agreement has been duly executed by Level 8 and when delivered in accordance with the terms hereof will constitute the valid and binding obligation of Level 8 enforceable against Level 8 in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application and except that rights to indemnification and contribution may be limited by Federal or state securities laws or public policy relating thereto.

         (c) Capitalization. As of the date hereof, the authorized capital stock of Level 8 is as set forth in Schedule 2.1(c). All of such outstanding shares of capital stock have been, or upon issuance will be, validly authorized and issued, fully paid and nonassessable. Except as specifically set forth in
Schedule 2.1 (c), no securities of Level 8 are entitled to preemptive or similar rights, and no Person (as hereinafter defined) has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as specifically set forth in Schedule 2.1 (c), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which Level 8 or any subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Level 8 Consideration Shares will not obligate Level 8 to issue shares of Common Stock or other securities to any Person (other than the Company) and will not result in a right of any holder of Level 8 securities to adjust the exercise, conversion, exchange or reset price under such securities.

         (d) Authorization and Validity; Issuance of Shares. The Level 8 Consideration Shares are and will at all times hereafter continue to be duly authorized and reserved for issuance and, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable, free and clear of all liens.

         (e) No Conflicts. The execution, delivery and performance of this Agreement by Level 8 and the consummation by Level 8 of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Certificate of Incorporation, Bylaws or other organizational documents of Level 8, (ii) subject to obtaining the consents referred to in Section 2.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument (evidencing a Level 8 debt or otherwise) to which Level 8 is a party or by which any property or asset of Level 8 is bound or affected, except where such conflict or violation has not resulted or would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Level 8 is subject (including Federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed), or by which any material property or asset of Level 8 is bound, except where such conflict has not resulted or would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

         (f) Consents and Approvals. Level 8 is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, regulatory or self regulatory agency, or other Person in connection with the execution, delivery and performance by Level 8 of this Agreement, other than (i) any filings, notices or registrations under applicable Federal or state securities laws (together with the consents, waivers, authorizations, orders, notices and filings referred to on Schedule 2.1(f), the "Required Approvals"), except where failure to do so has not resulted or would not reasonably result, individually, or in the aggregate, in a Material Adverse Effect. "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

         (g)  Litigation;  Proceedings.  Except  as  specifically  set  forth on
Schedule 2.1(g) or in the SEC Documents (as hereinafter defined), there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of Level 8, threatened against or affecting Level 8 or any of its subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (Federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or (ii) would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Neither Level 8 nor any subsidiary, nor, to the knowledge of Level 8, any officer thereof, is or has been, nor, to the knowledge of Level 8, any director thereof is or has been for the last three years, the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and, to the knowledge of Level 8, there is not pending or contemplated, any investigation by the Commission involving Level 8 or any current or former director that was a director of Level 8 at any time during the last three years or officer of Level 8. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Level 8 or any subsidiary under the Exchange Act or the Securities Act.

         (h) No Default or Violation. Level 8 (i) is not in default under or in violation of any indenture, loan or other credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound and which is required to be included as an exhibit to any SEC Document (as defined in Section 2.1(j)) or will be required to be included as an exhibit to Level 8's next filing under either the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) is not in violation of any order of any court, arbitrator or governmental body applicable to it, (iii) is not in violation of any statute, rule or regulation of any governmental authority to which it is subject, (iv) is not in default under or in violation of its Certificate of Incorporation, Bylaws or other organizational documents, respectively in the case of (i), (ii) and (iii), except where such violations have not resulted or would not reasonably result, individually or in the aggregate, in a Material Adverse Effect.

         (i) Private Offering. Level 8 and all Persons acting on its behalf have not made, directly or indirectly, and will not make, offers or sales of any securities or solicited any offers to buy any security under circumstances that would require registration of the Level 8 Common Stock or the issuance of such securities under the Securities Act. Subject to the accuracy and completeness of the representations and warranties of the Company contained in Section 2.2, the offer, sale and issuance by Level 8 to the Company of the Level 8 Consideration Shares is exempt from the registration requirements of the Securities Act.

         (j) SEC Documents; Financial Statements. The Common Stock of Level 8 is registered pursuant to Section 12(g) of the Exchange Act. Since December 31, 2001, Level 8 has filed all reports, schedules, forms, statements and other documents required to be filed by it, with the Commission, pursuant to Section 13, 14 or 15(d) of the Exchange Act (the foregoing materials and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein being collectively referred to herein as the "SEC Documents"), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Level 8 included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of Level 8 and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.


         (k) Material Changes. Since the date of the latest audited financial statements included within the SEC Documents, except as specifically disclosed in the SEC Documents, (i) there has been no event, occurrence or development that has had or that could result in a Material Adverse Effect, (ii) Level 8 has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in Level 8's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) Level 8 has not altered its method of accounting or the identity of its auditors, (iv) Level 8 has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) Level 8 has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Level 8 stock option plans. Level 8 does not have pending before the Commission any request for confidential treatment of information.

         (l) Patents and Trademarks. Level 8 and its subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Documents and which the failure to so have could have, or reasonably be expected to result in, a Material Adverse Effect (collectively, the "Level 8 Intellectual Property Rights"). Neither Level 8 nor any subsidiary has received a written notice that the Intellectual Property Rights used by Level 8 or any subsidiary violates or infringes upon the rights of any Person which if determined adversely to Level 8 would, individually or in the aggregate have a Material Adverse Effect. To the knowledge of Level 8, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Level 8 Intellectual Property Rights.


         (m) Transactions With Affiliates and Employees. Except as set forth in SEC Documents, none of the officers or directors of Level 8 and, to the knowledge of Level 8, none of the employees of Level 8 is presently a party to any transaction with Level 8 or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Level 8, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         (n) Eligibility to Register Shares. Level 8 is eligible to register the resale of its Common Stock under Form S-1 promulgated under the Securities Act.

         (o) Registration  Rights.  Except as specifically set forth on Schedule
2.1 (o), Level 8 has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of Level 8 registered with the Commission or any other governmental authority.

         (p) Broker's Fees. No fees or commissions or similar payments with respect to the transactions contemplated by this Agreement have been paid or will be payable by Level 8 to any third party broker, financial advisor, finder, investment banker, or bank. Level 8 shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 2.1(p) that may be due in connection with the transactions contemplated by this Agreement.

         (q) Disclosure. Except for information regarding the transaction contemplated by this Agreement and the terms and conditions hereof and thereof, Level 8 confirms that neither it nor any other Person acting on its behalf has provided the Company or their agents or counsel with any information Level 8 believes constitutes material, non-public information. Level 8 understands and confirms that the Company will rely on the foregoing representations in effecting transactions in securities of Level 8. All disclosure provided to the Company regarding Level 8, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of Level 8 are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE III


                        REPRESENTATIONS AND WARRANTIES OF
                                   THE COMPANY


         As a material inducement to Level 8 to enter into this Agreement and to consummate the transactions contemplated hereby, the Company makes the following representations and warranties to Level 8:


         3.1 Corporate Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. The Company is legally qualified to do business as a foreign corporation in each of the jurisdictions in which it is required to be so qualified, which represent all jurisdictions where the nature of its properties and the conduct of its business require such qualification except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of this Agreement or any of the transactions contemplated hereby or thereby, (y) have or result in a material adverse effect on the results of operations, assets, or financial condition of the Company, taken as a whole or (z) impair the Company's ability to perform fully on a timely basis its obligations under this Agreement (any of (x), (y) or (z), being a "Material Adverse Effect"), and is in good standing in each of the jurisdictions in which it is so qualified. The Company has fully complied with all of the requirements of any statute governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its businesses. There is no pending or, to the knowledge of the Company, threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of the Company.


         3.2 Power and Authority. The Company was duly incorporated in the State of Delaware and has the requisite competence and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Board of Directors and the shareholders of the Company have duly authorized the execution, delivery and performance of this Agreement. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions.


         3.3 Enforceability. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against each of them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.


          3.4 Capitalization. Schedule 3.4 sets forth, with respect to the Company, as of the date hereof, (a) the number of authorized shares of each class of its capital stock, (b) the number of issued and outstanding shares of each class of its capital stock and (c) the number of shares of each class of its capital stock which are held in treasury. All of the issued and outstanding shares of capital stock of the Company (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws and (iii) were not issued in violation of any preemptive rights or rights of first refusal or similar rights. Upon the Closing, the Company will have validly conveyed to Level 8, good and marketable title to the Company Assets free and clear of all Liens, and encumbrances.


         3.5 [intentionally omitted]


         3.6 No Violation. Except as set forth on Schedule 3.6, the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (a) contravene any provision of the Certificate of Incorporation or Bylaws or other organizational or governing document of the Company, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Company, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right of payment under or the right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against the Company, except where such conflict or violation has not resulted or would not reasonably be expected to result, in a Material Adverse Effect, (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of the Company, (e) give to any individual or entity a right or claim against the Company or (f) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any applicable filings required under the HSR Act and any SEC and other filings required to be made by Level 8, except where such conflict has not resulted or would not reasonably be expected to result, in a Material Adverse Effect.


         3.7 Records of the Company. Attached hereto are true and complete copies of the Certificates of Incorporation, Bylaws and other documents and agreements of the Company, and such Certificates of Incorporation, Bylaws and other documents and agreements reflect all amendments made through the date of this Agreement. The minute books and other records of corporate actions for the Company made available to Level 8 for review were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, such minute books and records contain the true signatures of the persons purporting to have signed them, and such minute books and records contain an accurate record of all material corporate actions of the stockholders and directors (and any committees thereof) of the Company taken by written consent or at a meeting or otherwise since incorporation or formation. All corporate actions taken by the Company have been duly authorized or ratified. All accounts, books, ledgers and official and other records of the Company have been fully, properly and accurately kept and are complete, and there are no inaccuracies or discrepancies of any kind contained therein. The stock ledgers of the Company, as previously made available to Level 8, contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock and partnership interests of the Company.


         3.8 Subsidiaries. The Company does not, directly or indirectly, own any outstanding voting securities of or other interests in, or control, any other corporation, partnership, joint venture or other entity.


         3.9 Financial Statements. The Company has delivered to Level 8 the financial statements of the Company for the fiscal years ended December 31, 2000, December 31, 2001 and December 31, 2002 and the eleven months ended November 30, 2003 (collectively, the "Financial Statements"), copies of which are attached to Schedule 3.9 hereto. The individual balance sheet of the Company dated as of November 30, 2003, included in the Financial Statements is referred to herein as the "Current Balance Sheet." The Financial Statements fairly present the financial position of the Company at each of the balance sheet dates and the results of operations for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated, except, in the case of the Financial Statements for the eleven-month period ended November 30, 2003, for normal year-end adjustments and the absence of footnotes. The books and records of the Company fully and fairly reflect all of its transactions, properties, assets and liabilities. There are no material, special or non-recurring items of income or expense during the periods covered by the Financial Statements, and the balance sheets included in the Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets. Except as otherwise set forth in this Section 3.9, the Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.


         3.10 Changes Since the Current Balance Sheet Date. Except as specifically set forth in Schedule 3.10, since the date of its Current Balance Sheet included in the Financial Statements, the Company has not (a) issued, sold, pledged, disposed of, encumbered, or authorized the issuance, sale, pledge, disposition, grant or encumbrance of any shares of its capital stock or of any class or any partnership interests, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock or partnership interests or any other ownership interest of the Company,
(b) declared, set aside, made, or paid any dividend or other distribution payable in cash, stock, property or otherwise of or with respect to its capital stock, partnership interests or other securities, or reclassified, combined, split, subdivided or redeemed, purchased or otherwise acquired, directly or indirectly, any of its capital stock, partnership interests or other securities;
(c) paid any bonus to or increased the rate of compensation of any of its officers, partners or salaried employees or amended any other terms of employment or engagement of such persons; (d) sold, leased or transferred any of its properties or assets or acquired any properties or assets other than in the ordinary course of business consistent with past practice; (e) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practice; (f) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (g) incurred any obligations or liabilities (including, without limitation, any indebtedness for borrowed money, issuance of any debt securities, or the assumption, guarantee, or endorsement of the obligations of any Person) or entered into any transaction or series of transactions involving in excess of $25,000 individually or $50,000 in the aggregate out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby; (h) suffered any theft, damage, destruction or casualty loss, whether or not covered by insurance, in excess of $25,000 individually or $50,000 in the aggregate; (i) suffered any extraordinary losses (whether or not covered by insurance); (j) waived, canceled, compromised or released any rights having a value in excess of $25,000 individually or $50,000 in the aggregate;
(k) made or adopted any change in its accounting practice or policies; (1) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice;
(m) entered into any transaction with any stockholder of the Company or Affiliate of any stockholder of the Company; (n) entered into any employment agreement not terminable at will; (o) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice; (p) delayed paying any account payable beyond 45 days following the date on which it is due and payable except to the extent being contested in good faith; (q) made or pledged any charitable contributions in excess of $25,000 in the aggregate (none of which remain unpaid); (r)
acquired (including, without limitation, for cash or shares of stock or partnership interests, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or made any investment either by purchase of stock or securities, contributions or property transfer of capital other than as permitted or provided in this Agreement; (s) increased or decreased prices charged to customers, except in the ordinary course of business consistent with past practice; (t) entered into any other transaction or been subject to any event which has or may reasonably be expected to have a Material Adverse Effect on the Company; or (u) agreed to do or authorized any of the foregoing.


         3.11 Liabilities. The Company has no liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected on the Company's Current Balance Sheet and not heretofore paid or discharged, (b) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Company's Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), and (c) liabilities incurred in the ordinary course of business prior to the date of the Company's Current Balance Sheet which, in accordance with GAAP consistently applied, were not required to be recorded thereon and which, in the aggregate, are not material (the liabilities and obligations referenced in (a), (b) and (c) above are referred to as the "Designated Liabilites"). Schedule 3.11 lists all indebtedness owed by the Company, to a bank or any other Person, including without limitation, indebtedness for borrowed money (including principal and accrued but unpaid interest) and capitalized equipment leases. Schedule 3.11 also lists each-deposit account by the Company with any bank, broker or other depository institution, and the names of all persons authorized to withdraw funds from each such account. All obligations and liabilities that must be satisfied or released prior to Closing pursuant to Section 6.15 are so indicated on Schedule 3.11.


         3.12 Litigation. Schedule 3.12 sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) to the Company's knowledge, is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Schedule 3.12 would reasonably be expected to, , result in any Material Adverse Effect upon the Company. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which the Company is or was a party which have not been complied with in full or which continue to impose any material obligations on the Company.


          3.13 Environmental Matters.


                  (a) The Company is and has at all times been in full compliance with all Environmental Laws governing the Company's business, operations, properties and assets, including, without limitation: (i) all requirements relating to the Discharge and Handling of Hazardous Substances; (ii) all requirements relating to notice, record keeping and reporting; (iii) all requirements relating to obtaining and maintaining Licenses (as defined herein) for the ownership by the Company of its properties and assets, including, without limitation, the Company Owned Properties (as defined in Section 3.14), and the operation of its businesses presently conducted; or (iv) all applicable writs, orders, judgments, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws.


                   (b) There are no (and there is no basis for any) non-compliance orders, warning letters, notices of violation (collectively "Notices"), claims, suits, actions, judgments, penalties, fines, or administrative or judicial investigations of any nature or proceedings (collectively "Proceedings") pending or threatened against or involving the Company, its businesses, operations, properties or assets or the Company Owned Properties, issued by any Governmental Authority or third party with respect to any Environmental Laws or Licenses issued to the Company thereunder in connection with, related to or arising out of the ownership by the Company of its properties or assets or the operation of its businesses or the use by the Company of the Company Owned Properties, which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any obligation, burden or continuing liability on Level 8 in the event that the transactions contemplated by this Agreement are consummated.


                 (c) The Company has not at any time Handled or Discharged, nor has it at any time allowed or arranged for any third party to, Handle or Discharge, Hazardous Substances to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Substances;
        (ii) any parcel of real property owned or leased at any time by the Company (including, without limitation, the Company Owned Properties except in compliance with applicable Environmental Laws; or (iii) any site which, pursuant to CERCLA or any similar state law (x) has been placed on the National Priorities List or its state equivalent, or (y) the Environmental Protection Agency or any relevant state agency has notified the Company that it has proposed or is proposing to place on the National Priorities List or its state equivalent. There has not occurred, nor is there presently occurring, a Discharge, or threatened Discharge of any Hazardous Substance on, into or beneath the surface of, or adjacent to, any real property owned or leased at any time by the Company.

                 (d) Except as set forth on Schedule 3.13, (i) the Company does not use, nor has used, any Aboveground Storage Tanks or Underground Storage Tanks; (ii) there are not now nor have there ever been any Underground Storage Tanks on any real property owned or leased at any time by the Company; and (iii) there has been no Discharge from or rupture of any Aboveground Storage Tanks or Underground Storage Tanks.


                 (e) Except as set forth on  Schedule  3.13,  there have been no
        (i) environmental audits, assessments or occupational health studies undertaken since the date that the Company was incorporated or formed by the Company or its agents or representatives thereof or, to the knowledge of the Company, undertaken by any Governmental Authority, or any third party, relating to or affecting the Company or any real property owned or leased at any time by the Company; (ii) ground, water, soil, air or asbestos monitoring undertaken by the Company or its agents or representatives thereof or undertaken by any Governmental Authority or any third party, relating to or affecting the Company or any real property owned or leased at any time by the Company; (iii) material written communications between the Company and any Governmental Authority arising under or related to Environmental Laws including but not limited to, any notices of violation and notices of non-compliance; and (iv) outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings or decrees, relating to or affecting the Company or any real property owned or leased at any time by the Company. The representations and warranties in this Section 3.13 shall survive indefinitely as provided in Section 9.2.


                  (f) For purposes of this Section 3.13, the following terms shall have the meanings ascribed to them below:


                 "Aboveground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks.


                 "Discharge" means any manner of spilling, leaking, dumping, discharging, releasing, migrating or emitting, as any of such terms may further be defined in any Environmental Law, into or through any medium including, without limitation, ground water, surface water, land, soil or air.


                 "Environmental Laws" means all federal state, regional or local statutes, laws rules, regulations, codes, ordinances, orders, plans, injunctions, decrees, rulings, licenses, and changes thereto, or judicial or administrative interpretations thereof, or similar laws of business, whether currently in existence or hereafter enacted, issued, or promulgated, any of which govern, purport to govern, or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, waste disposal, hazardous or toxic substances, solid or hazardous waste, occupational, health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, ordinances, plans, injunctions, decrees, rulings, licenses, and changes thereto, or judicial or administrative interpretations thereof, including, without limitation: the Comprehensive Environmental Responses, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. ss.9601, et seq. (herein, collectively, "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss.6901 et seq. (herein, collectively, "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss.1801, et seq.., (the "Hazardous Materials Transportation Act"); the Clean Water Act, as amended, 33 U.S.C. ss.1311, et seq. (the "Clean Water Act"); the Clean Air Act, as amended, 42 U.S.C. ss.7401 et seq. (the "Clean Air Act"); the Toxic Substances Control Act, as amended, 15 U.S.C. ss.2601 et seq. (the "Toxic Substances Control Act"); the Federal Insecticide, Fungicide, and
        Rodenticide Act as amended, 7 U.S.C. ss.136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended 42 U.S.C. ss.11001, et seq. (Title III of SARA) ("EPCRA"); and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.65 1, et seq. ("OSHA").

                  "Handle" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may further be defined in any Environmental Law.


                  "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Laws, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree.


                  "Licenses"   means  all   licenses,   certificates,   permits,
         approvals, decrees and registrations.


                  "Underground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order, ruling or decree governing Underground Storage Tanks.


        3.14 Real Estate


                 (a) Schedule 3.14 contains the legal descriptions and the street addresses of, and indicates the owner(s) of, any real property or any leasehold or other interest therein (including without limitation any option or other right or obligation to purchase any real property or any interest therein) owned by the Company as of the date hereof (the "Company Owned Properties"). There has been no real property (or any interest therein) owned by the Company within the past five years that is not owned as of the date of this Agreement. With respect to each such parcel of Company Owned Properties: (i) the Company has good and marketable title, free and clear of any covenants, conditions, easements and exceptions other than the Permitted Exceptions (as defined in Section 5.12), and of any Lien other than liens for real estate taxes not yet due and payable; (ii) there are no pending or threatened condemnation proceedings, suits or administrative actions relating to the Company Owned Properties or other matters affecting adversely the current use, occupancy or value thereof, (iii) the legal descriptions for the Company Owned Properties contained in the deeds thereof describe such parcels fully and adequately; (iv) the buildings and improvements are located within the boundary lines of the described parcels of land and to the Company's knowledge are not in violation of applicable setback requirements, local comprehensive plan provisions zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted nonconforming structure" classifications), building code requirements, permits, licenses or other forms of approval, regulation or restrictions by any Governmental Authority, and do not encroach on any easement which may burden the land; the land does not serve anyadjoining property for any purpose inconsistent with the use of the land; and the Company Owned Properties are not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained; (v) all facilities have received all material approvals of Governmental Authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, ordinances, rules and regulations; (vi) there are no Contracts granting to any party or parties the right of use or occupancy of any portion of the Company Owned Properties, and there are no parties (other than the Company) in possession of any of the Company Owned Properties; (vii) there are no outstanding options or rights of first refusal to purchase any of the Company Owned Properties or any portion thereof or interest therein; (viii) all facilities located on the Company Owned Properties are supplied with utilities and other services necessary for their operation, all of which services are adequate in accordance with all applicable laws, ordinances, rules and regulations, and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the Company Owned Properties; (ix) the Company Owned Properties abut on and have adequate direct vehicular access to a public road and there is no pending or threatened termination of such access; (x) all improvements, buildings, plumbing, HVAC, electrical and other fixtures not used in the business conducted by the Company and systems on the Company Owned Properties are in good repair, and safe for occupancy; and (xi) there are no material Contracts relating to management or similar matters which affect any of the Company Owned Properties.


                 (b) Schedule 3.14 sets forth a list of all leases, licenses or similar agreements to which Company is a party, which are for the use or occupancy of real estate owned by a third party ("Leases") (copies of which have previously been furnished to Level 8), in each case, setting forth (i) the lessor and lessee thereof and the commencement, date, term and renewal rights under each of the Leases, and (ii) the street address or legal description of each property covered thereby (the "Leased Premises"). The Leases are in full force and effect and have not been amended, and no party thereto is in default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such leases. With respect to each such Leased Premises: (i) the Company has a valid leasehold interest in the Leased Premises, free and clear of any Liens, covenants and easements or title defects of any nature whatsoever; (ii) the portions of the buildings located on the Leased Premises that are used in the business of the Company are each in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy the Company's current and reasonably anticipated normal business activities as conducted thereat; (iii) each of the Leased Premises (a) has direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated normal transportation requirements of the business presently conducted at such parcel; and (b) is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities conducted at such parcel; and (iv) the Company has not received notice of (a) any condemnation proceeding with respect to any portion of the Leased Premises or any access thereto, and no such proceeding is contemplated by any Governmental Authority; or (b) any special assessment which may affect any of the Leased Premises, and no such special assessment is contemplated by any Governmental Authority.


                 3.15 Business; Good Title to and Condition of Assets; Inventory


          (a) Upon the consummation of the transactions contemplated hereby, Level 8 will have acquired and own all of the Company's assets and operations and related rights and interests. The Company has good and marketable title to all of its Assets free and clear of any Liens. For purposes of this Agreement, the term "Assets" means all of the properties and assets of any nature of the Company, as further set forth in Section 11.1 hereof. Upon the Closing, the Company will have validly conveyed to Level 8, good and marketable title to the Company Assets free and clear of all Liens, and encumbrances.

                  (b) The Fixed Assets currently in use or necessary for the business and operations of the Company are in good operating condition, normal wear and tear excepted, and have been maintained substantially in accordance with all applicable manufacturer's specifications and warranties. For purposes of this Agreement, the term "Fixed Assets" means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures, owned, used by or located on the Company Owned Properties or Leased Premises of the Company or set forth on the Current Balance Sheet or acquired by the Company since the date of the Current Balance Sheet.


                   (c) As of the date of the Current Balance Sheet and on the Closing Date, the value of the Company's inventory, was not and will not be less than the amount set forth on the Current Balance Sheet. All of such inventory is in good salable condition. No obsolescence will exist on the Closing Date.


         3.16 Compliance with Laws. Each of , the Company and its Affiliates is and has been in compliance in all material respects with all laws, regulations and orders applicable to it, its business and operations (as conducted by it now and in the past), the Assets, the Company Owned Properties and the Leased Premises and any other properties and assets (in each case owned or used by it now or in the past). The Company has not been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or, to the Company's knowledge, threatened. The Company is not subject to any Contract, decree or injunction in which it is a party which restricts the continued operation of any business or the expansion thereof to other geographical areas, customers and suppliers or lines of business. To the knowledge of the Company, neither the Company, nor any of its employees or agents, has made any payment of funds in connection with its business which is prohibited by law, and no funds have been set aside to be used in connection with its business for any payment prohibited by law.


         3.17 Labor and Employment Matters. The Company is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no labor union during the 24 months prior to the date hereof organizing any employees of the Company into one or more collective bargaining units. Except as set forth in Schedule 3.17, there is not now, and there has not been during the 24 months prior to the date hereof, any actual or threatened labor dispute, strike or work stoppage which affects or which may affect the business of the Company or which may interfere with its continued operations. To its knowledge, the Company has not, and no employee, agent or representative thereof has since January 1, 2000, committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or, to the knowledge of the Company, threatened, charge or complaint against the Company by or with the National Labor Relations Board or any representative thereof. To the knowledge of the Company, no executive or key employee or group of employees has any plans to terminate his, her or their employment with the Company as a result of the transactions contemplated hereby or otherwise. The Company has complied with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, as amended.


          3.18 Employee Benefit Plans.

                  (a) Employee Benefit Plans. Schedule 3.18 contains a list setting forth each employee benefit plan or arrangement of the Company, including but not limited to employee pension benefit plans, as defined in

                           Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in
                           Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of the Company participate ("Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500, actuarial reports, financial statements and summary plan descriptions with respect thereto, were furnished to Level 8).


                 (b) Compliance with Law. With respect to each Employee Benefit Plan (i) each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); (ii) no actions, suits, claims or disputes are pending, or threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) there are no facts which could give rise to any material liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; (v) all material reports, returns and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.


                 (c) Qualified Plans. With respect to each Employee Benefit Plan intended to qualify under Code Section 401(a) or 403(a), (i) the Internal Revenue Service has issued a favorable determination letter, true and correct copies of which have been furnished to Level 8, that such plans are qualified and exempt from federal income taxes; (ii) no such determination letter has been revoked nor has revocation been threatened, nor has any amendment or other action or omission occurred with respect to any such plan since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification or materially increase its costs;
        (iii) no such plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code; (iv) no reportable event (within the meaning of Section 4043 of ERISA) has occurred, other than one for which the 30-day notice requirement has been waived; (v) as of the Effective Date, the present value of all liabilities that would be "benefit liabilities" under
        Section  4001(a)(16) of ERISA if benefits  described in Code Section 411
        (d)(6)(B) were included will not exceed the then current fair market value of the assets of such plan (determined using the actuarial assumptions used for the most recent actuarial valuation for such plan);
        (vi) all contributions to, and payments from and with respect to such plans, which may have been required to be made in accordance with such plans and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made; and (vii) all .such contributions to the plans and all payments under the plans (except those to be made from a trust qualified under Section 401(a) of the Code) and all payments with respect to the plans (including without limitation PBGC (as defined below) and insurance premiums) for any period ending before the Effective Date that are not yet, but will be, required to be made are properly accrued and reflected on the Current Balance Sheet.


                 (d) Multiemployer Plans. Schedule 3.18 contains a list of each multiemployer plan as described in Section 4001(a)(3) of ERISA for which the Company or any of its ERISA Affiliates (as defined in paragraph (f) of this Section 3.18) may have any liability or contingent liability ("MPPA Plan") with respect to each MPPA Plan: (i) all contributions required to be made with respect to employees of the Company and its ERISA Affiliates have been timely paid; (ii) the Company and each ERISA Affiliate have not incurred and are not expected to incur, directly or indirectly, any withdrawal liability under ERISA with respect to any MPPA Plan (whether by reason of the transactions contemplated by the Agreement or otherwise); (iii) Schedule 3.18 sets forth (A) the potential withdrawal liability of the Company and its ERISA Affiliates under ERISA to each MPPA Plan, (B) the date as of which such amount was calculated, and (C) the method for determining the withdrawal liability; and (iv) no MPPA Plan is (or is expected to be) insolvent or in reorganization and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists or is expected to exist with respect to any such plan.


                   (e) Welfare Plans. (i) The Company is not obligated under any employee welfare benefit plan as described in Section 3(1) of ERISA ("Welfare Plan") to provide medical or death benefits with respect to any employee or former employee of the Company or their predecessors after termination of employment; (ii) the Company has complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise, a group health plan within the meaning of
          Section 5000(b)(1) of the Code; and (iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee Benefit Plan. The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay and will not accelerate the time of payment or vesting, or increase the amount of, compensation due to any individual.


                   (f) Controlled Group Liability. Neither the Company nor any entity that would be aggregated with any Company under Code Section 414(b), (c), (m) or (o) (such entity being referred to as an "ERISA Affiliate"): (i) has ever terminated or withdrawn from an employee benefit plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits); (ii) has any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) has failed to pay premiums to the PBGC when due; (iv) is subject to (or expected to be subject) an excise tax under Code Section 4971; (v) has engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; or (vi) has violated Code Section 4980B or Section 601 through 608 of ERISA.


                    (g) Other Liabilities. (i) None of the Employee Benefit Plans obligates the Company to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code); (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Effective Date shall have been made or properly accrued on the Current Balance Sheet or will be properly accrued on the books and records of the Company as of the Effective Date; and (iii) none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on the Current Balance Sheet or the books and records of the Company.


        3.19 Tax Matters.


                 (a) The Company has timely filed all Tax Returns required to be filed by it, and each of those Tax Returns was prepared in compliance with all applicable laws and regulations and was, at the time of filing, true, complete and accurate in all material respects. The Company has furnished or made available to Level 8 true, correct and complete copies of all income and sales Tax Returns filed by the Company for the preceding three years.

                 (b) The Company has not requested any extension of time within which to file any Tax Return, which return has not since been filed.


                 (c) The Company, within the time and in the manner prescribed by law, has paid all Taxes that are currently due and payable by it (whether or not shown on any Tax Return).


                 (d) The Company has timely withheld all Taxes required to have been withheld by it and, within the time and in the manner required, has paid over to the proper governmental authorities all amounts of Taxes so withheld.


                 (e) No claim has ever been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Taxes imposed by that jurisdiction.


                 (f) The Company is not subject to any federal, state or other tax in any foreign country.


                 (g) No deficiency or proposed adjustment for any amount of Taxes that has not been settled or resolved otherwise and paid in full has been asserted or assessed by any taxing authority against the Company. There is no action, suit, proceeding, audit, claim or other dispute or claim for refund concerning any Tax liability of the Company now in progress or pending or threatened against the Company with respect to any Tax either (A) claimed or raised by any taxing authority in writing or (B) as to which the Company or any officer or director (or any employee responsible for Tax matters) has knowledge.


                 (h) Except as set forth on Schedule 3.19, with respect to each taxable period of the Company ending on or before the Closing Date and each Tax payable by the Company, either the statute of limitations for the assessment or collection of the Tax has expired or the relevant taxing authority has completed an audit of the Tax Return for that period and that taxable period is not subject to further review by the taxing authority, and no Tax for any such period shall be assessed against the Company.


                 (i) [Intentionally Blank]


                 (j) The Company has not been, and will not be, subject to any Taxes imposed pursuant to Section 1374 or 1375 of the Code (or any corresponding provision of state, local or foreign law) for any period on or before the closing.


                 (k) There is no Tax lien on any asset of the Company except for statutory liens for current Taxes not yet due.


                 (1) The Company will not be required to include in income any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign law) for any taxable period (or portion thereof) beginning after the Effective Date as a result of a change in method of accounting made or applied for on or before the Closing Date.


                 (m) The Company has not made any payments, and is not obligated and will not become obligated to make any payments, that will be nondeductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law).


                 (n) The Company has not received a written ruling of a taxing authority relating to Taxes or entered into a a written and legally binding agreement with a taxing authority relating to Taxes, whether in the form of a closing agreement or otherwise.

                 (o) The Company has not made an election or filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) on or prior to the Effective Date.


                 (p) The  Company has not  executed  any  outstanding  waiver or
        comparable   consent   regarding  the  application  of  any  statute  of
        limitations with respect to any Taxes or Tax Returns.


                 (q) No power of attorney currently in force has been granted by the Company concerning any Taxes or Tax Returns.


                 (r) The Company has not been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated or unitary income Tax Return and does not have any liability for the Taxes of any person under Treasury regulation section 1.1502-6 (or any similar provision of any state, local or foreign law), as a transferee or successor, by contract or otherwise.


                   (s) The Company is not a party to any agreement relating to allocating or sharing of Taxes and has no current or potential contractual obligation to indemnify any other person with respect to Taxes.


                  (t) The Company is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (or any corresponding provision of state, local or foreign law) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and no Tax is payable pursuant to Section 897 or 1445 of the Code (or any corresponding provision of state, local or foreign law) by reason of any of the transactions contemplated by this Agreement.


                  (u) No sales or use tax, nonrecurring intangible tax, documentary stamp tax or other excise tax (or comparable tax imposed by any taxing authority ) will be payable as a result of any transaction pursuant to this Agreement.


         3.20 Insurance. Except as set forth in Schedule 3.20, the Company is covered by valid, outstanding enforceable policies of insurance issued to it by reputable insurers covering its properties, assets and businesses against risks of the nature normally insured against by similar entities in the same or similar lines of business, and in the Company's opinion, in coverage amounts typically and reasonably carried by such entities (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. Through the Effective Time, each of the Insurance Policies will be in full force and effect. The Company has complied with the material provisions of such Insurance Policies applicable to it. There are no pending claims, including any claim for loss or damage to the properties, assets or business of the Company, under any of the Insurance Policies for an amount in excess of $25,000 individually or $50,000 in the aggregate. The Company has not failed to give, in a timely manner, any notice required under any of the Insurance policies to preserve its rights thereunder. All Insurance Policies of the Company are set forth in Schedule 3.20.


         3.21 Receivables, Charge-Backs. All of the Receivables are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of the Company. All of the Receivables are good and collectible receivables, and will be collected in full in accordance with the terms of such receivables (and in any event within six months following the
Closing), without set off or counterclaims, subject to the allowance for doubtful accounts, if any, set forth on the Current Balance Sheet as reasonably adjusted since the date of the Current Balance Sheet in the ordinary course of business consistent with past practice. For purposes of this Agreement, the term "Receivables" means all receivables of the Company, including, without limitation, all manufacturer's warranty receivables and all trade account receivables arising from the provision of services, sale of inventory, notes receivable, warranty contracts and insurance proceeds receivable. The reserve for Charge-Backs (as defined in Section 11.1) reflected in the Current Balance Sheet is adequate and sufficient to fully cover all Charge-Backs arising out of transactions occurring prior to the date of the Current Balance Sheet.

          3.22  Licenses and  Permits.  The Company  possesses  all licenses and
required   governmental  or  official   approvals,   permits  or  authorizations
(collectively, the "Permits") for its business and operations, including with respect to the operations of each of the Company Owned Properties and Leased Premises, and Schedule 3.22 sets forth a true, complete and accurate list of all such Permits. All such Permits are valid and in full force and effect, the Company is in compliance with the respective requirements thereof, and no proceeding is pending or, to the Company's knowledge, threatened to revoke or amend any of them. None of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.


          3.23 Adequacy of the Assets: Relationships with Customers and Suppliers; Affiliated Transactions. The Assets, Company Owned Properties, and Leased Premises constitute, in the aggregate, all of the assets and properties necessary for the conduct of the businesses of the Company in the manner in which and to the extent to which such business is currently being conducted. No current supplier to the Company of items essential to the conduct of its businesses has threatened to terminate its business relationship with the Company for any reason. The Company has no direct or indirect interest in any customer, supplier or competitor of any company or in any person from whom or to whom any company leases real or personal property. No officer, director, shareholder, or partner of the Company, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with the Company or has any interest in any property used by the Company.


         3.24 Intellectual Property. (i) To the Company's knowledge, the Company owns and possesses or has the right to use pursuant to a valid and enforceable, written license, sublicense, agreement, or permission all intellectual property necessary or desirable for the operation of the businesses of the Company as presently conducted and as presently proposed to be conducted (the "Intellectual Property"). Each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing hereunder. The Company has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.


                  (ii)  To  the  Company's   knowledge,   the  Company  has  not
         interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the officers or directors of the Company (and employees with responsibility for Intellectual Property matters) has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.


                  (iii)  Schedule 3.24  identifies  each patent or  registration that has been issued to the Company with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company has made with respect to any of its Intellectual Property, and identifies each license, sublicense, agreement, or other permission which the Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Company has delivered to Level 8 correct and complete copies of all such patents, registrations, applications, licenses, sublicenses, agreements, and permissions (as amended to date) and have made available to Level 8 correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Schedule 3.24 also identifies each unregistered trademark, service mark, trade name, corporate name or Internet domain name, computer software item (other than commercially available off-the-shelf software purchased or licensed for less than a total cost of $1,000 in the aggregate) and each material unregistered copyright used by the Company in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Schedule 3.24 , to the knowledge of the Company :


                      (A) The Company owns and possesses all right,  title,  and interest in and to the item, free and clear of any Lien, license, or other restriction or limitation regarding use or disclosure;


                      (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;


                      (C) no action, suit, proceeding,  hearing,  investigation, charge, complaint, claim, or demand is pending or, to the Company's knowledge, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item, and there are no grounds for the same;


                      (D) The Company has never agreed to  indemnify  any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item; and


                      (E) no loss or expiration of the item is, to the Company's knowledge, threatened, pending, or reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by the Company, including without limitation, a failure by the Company to pay any required maintenance fees).


                  (iv) Schedule 3.24 identifies each item of Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, agreement, or permission. The Company has delivered to Level 8 correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Schedule 3.24, to the knowledge of the Company:


                      (A) the  license,  sublicense,  agreement,  or  permission covering the item is legal, valid, binding, enforceable, and in full force and effect;


                      (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following consummation of the transactions contemplated hereby;


                      (C) no party to the  license,  sublicense,  agreement,  or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;


                      (D) no party to the  license,  sublicense,  agreement,  or permission has repudiated any provision thereof;


                      (E) with respect to each sublicense,  the  representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                      (F) the underlying  item of  Intellectual  Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;


                      (G) no action, suit, proceeding,  hearing,  investigation, charge, complaint, claim, or demand is pending or, to the Company's knowledge, is threatened that challenges the legality, validity, or enforceability of the underlying item of Intellectual Property, and there are no grounds for the same; and


                      (H) the Company has not granted any  sublicense or similar right with respect to the license, sublicense, agreement, or permission.


                  (v) To the Company's knowledge: (A) the Company has not in the past nor will it interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted; (B) there are no facts that indicate a likelihood of any of the foregoing; and (C) no notices regarding any of the foregoing (including, without limitation, any demands or offers to license any Intellectual Property from any third party) have been received.


                  (vi) The Company has no knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of the Company or to limit the business of the Company as presently conducted or as presently proposed to be conducted.


                  (vii) The Company has taken all necessary and desirable action to maintain and protect all of the Intellectual Property of the Company and will continue to maintain and protect all of the Intellectual Property of the Company prior to Closing so as not to adversely affect the validity or enforceability thereof. To the knowledge of the Company, the owners of any of the Intellectual Property licensed to the Company have taken all necessary and desirable action to maintain and protect the Intellectual Property covered by such license.


                  (viii) The Company has complied with and is presently in compliance with all foreign, federal, state, local, governmental (including, but not limited to, the Federal Trade Commission and State Attorneys General), administrative or regulatory laws, regulations, guidelines and rules applicable to any Intellectual Property and the Company shall take all steps necessary to ensure such compliance until Closing.


          3.25 Contracts. Attached hereto in Schedule 3.25 is a true, correct and complete copy of each Contract to which the Company is a party or by which it or its properties and assets are bound and which is material to its businesses, assets, properties or prospects (the "Material Contracts"). Each such copy of a Material Contract is a true, correct and complete copy of the document it purports to represent, and reflects all amendments thereto made through the date of this Agreement. The Company has not violated any of the material terms or conditions of any Material Contract or any term or condition which would permit termination or material modification of any Material Contract, all of the covenants to be performed by any other party thereto, to the knowledge of the Company, has been fully performed, and there are no claims for breach or indemnification or notice of default or termination under any Material Contract. To the Company's knowledge, no event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a default by the Company under any Material Contract, and no such event has occurred which constitutes or would constitute a default by any other party. The Company is not subject to any liability or payment resulting from renegotiation of amounts paid under any Material Contract. As used in this
 Section 3.25, Material Contracts shall include, without limitation, formal or informal, written or oral, (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same, which individually or in the aggregate exceed $25,000 individually or $50,000 in the aggregate; (b) contracts obligating the Company to provide products or services for a period of one year or more, copies of which have been supplied to Level 8 and which individually or in the aggregate exceed $25,000 individually or $50,000 in the aggregate; (c) leases of real property;
 (d) leases of personal property which individually or in the aggregate provide for total payments in excess of $25,000 individually or $50,000 in the aggregate; (e) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same; (f) employment agreements, management service agreements, consulting agreements, collective bargaining agreements, confidentially agreements, non-competition agreements, employee handbooks, policy statements and any other agreements relating to any employee, officer, partner or director of the Company; (g) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or Intellectual Property; (h) any contract relating to pending capital expenditures by the Company; (i) contracts obligating the Company to purchase materials, vehicles, parts, accessories, supplies, equipment, oil, advertising, media and media related services of any kind, not cancelable without penalty on notice of thirty (30) days or less; (j) any non-competition agreements restricting the Company in any manner; and (k) other material Contracts or understandings, irrespective of subject matter and whether or not in writing, and not otherwise disclosed on the Schedules.


         3.26 Accuracy of Information Furnished. No representation, statement or information furnished by the Company and contained in this Agreement (including, without limitation, the various Schedules attached hereto) or any agreement executed in connection herewith or in any certificate delivered pursuant hereto or thereto which has been or will be made or furnished to Level 8 or its representatives by the Company, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. The Company has provided Level 8 with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.


         3.27 No Commissions. The Company has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.


         3.28 [Intentionally Omitted]


         3.29 Company Investigation. The Company has had an opportunity to ask questions and receive answers concerning the terms and conditions of the Asset Sale and delivery to it of the Level 8 Consideration Shares hereunder and has had full access to such other information concerning Level 8 as he or she has requested. The Company has reviewed, or has had an opportunity to review, the following documents: (i) Level 8's Articles of Incorporation and Bylaws; (ii) the loan agreements, notes and related documents with Level 8's lenders; and
(iii) Level 8's most recent unaudited financial statements. The Company acknowledges that (i) it has been advised that an investment in the Level 8 Shares involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity with respect to this investment and who can afford the risk of a complete loss of their investment; and (ii) the Level 8 Shares are subject to resale restrictions pursuant to Rule 144 under the Securities Act. The Company further acknowledges and agrees that it will be required to consent to a reasonable lock-up period with respect to the Level 8 Consideration Shares in connection with any future registration of Level 8 Common Stock.

                                   ARTICLE IV
                     CONDUCT OF BUSINESS PENDING THE CLOSING


          4.1 Conduct of Business by the Company Pending the Closing. The Company hereby covenants and agrees that, between the date of this Agreement and the Effective Time, the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business consistent with past practice. The Company shall use its reasonable best efforts to preserve intact the Company's business organizations, to keep available the services of their current officers, employees and consultants, and to preserve their present relationships with customers, suppliers and other persons with which they have significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, the Company, between the date of this Agreement and the Effective Time, shall not do or propose or agree to do, directly or indirectly, any of the following without the prior written consent of Level 8:


                  (a) amend or otherwise change its Certificate of Incorporation or Bylaws;

                  (b) issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of it, or (ii) any of its assets, tangible or intangible, except, in the case of (ii), in the ordinary course of business consistent with past practice;


                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock.


                  (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or partnership interests;


                  (e) (i) acquire (including, without limitation, for cash or shares of stock or partnership interests, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other Person, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, or (iii) modify, terminate, or enter into any Contract other than as provided herein or in the ordinary course of business, consistent with past practice;


                  (f) increase the compensation  payable or to become payable to its officers or employees or partners, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any trustee or any of its directors, officers or other employees or partners, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits which any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any trustees, directors, officers or employees or partners;


                  (g) take any action with respect to accounting policies or procedures other than in the ordinary course of business and in a manner consistent with past practice;

                 (h) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date thereof in the ordinary course of business and consistent with past practice;


                 (i) increase or decrease prices charged to its customers, except in the ordinary course of business consistent with past practice, or take any other action which would naturally tend to result in any material increase in the loss of customers; materially increase or decrease the average monthly inventory, other than in the ordinary course of business and in a manner consistent with past practice;


                 (j) enter into any transaction with any principal stockholder or Affiliate thereof, or


                 (k) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article III untrue or incorrect in any material respect.


                                    ARTICLE V
                              ADDITIONAL AGREEMENTS


          5.1 Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.


          5.2 [Intentionally Omitted]


          5.3 Cooperation. Each of the parties agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation in connection with the transactions contemplated by this Agreement and to use their respective reasonable efforts to agree jointly on a method or overcome any objections by any Governmental Authority to any such transactions.


         5.4 Approvals and Other Actions. Each of the parties hereto shall (a) cooperate in the preparation and filing of, and take all appropriate actions in connection with, the application to any third parties who must approve this transaction for approval of the transactions contemplated hereby, and (b) use its reasonable efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with the Company as are necessary for the consummation of the transactions contemplated hereby. Each of the parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. The parties also agree to use reasonable efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.


         5.5 HSR Act. If counsel for Level 8 and the Company determine that a filing is required under applicable law, Level 8 and the Company shall make promptly (unless they have already made) their respective filings, if any, and thereafter make any other required submissions, under the HSR Act, with respect to the transactions contemplated hereby, and shall, if requested by Level 8, seek early termination of the applicable waiting period under the HSR Act. Level 8 shall be responsible for the filing fees to be paid in connection with the HSR Act.


         5.6 Access to Information. From the date hereof to the Effective Time, the Company shall cause its directors, officers, employees, auditors, counsel and agents to, (i) afford Level 8 and Level 8's officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices and other facilities, to its officers and employees and to all books and records, (ii) furnish such persons with all financial, operating and other data and information as may be reasonably requested and (iii) cooperate with Level 8 in providing all Company information required or requested by any suppliers of the Company or Level 8 in order to obtain the timely approval or consent of such supplier to the Asset Sale and the other transactions contemplated in this Agreement. No information provided to or obtained by Level 8 shall affect any representation or warranty in this Agreement.


         5.6A Access to Information of Level 8. From the date hereof to the Effective Time Level 8 shall, and shall cause its directors, officers, employees, auditors, counsel and agents to, (i) afford the Company and its officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices and other facilities, to its officers and employees and to all books and records, (ii) furnish such persons with all financial, operating and other data and information as may be reasonably requested and (iii) cooperate with Company in providing all Level 8 information required or requested by any suppliers of the Company or Level 8 in order to obtain the timely approval or consent of such supplier to the Asset Sale and the other transactions contemplated in this Agreement. No information provided to or obtained by Company shall affect any representation or warranty in this Agreement.


         5.7 Notification of Certain Matters. Each of the parties to this Agreement shall give prompt notice to the other parties of the occurrence or non-occurrence of any event which would likely cause any representation or warranty made by such party herein to be untrue or inaccurate or any covenant, condition or agreement contained herein not to be complied with or satisfied (provided, however, that, any such disclosure shall not in any way be deemed to amend, modify or in any way affect the representations, warranties and covenants made by any party in or pursuant to this Agreement).


         5.8  [Intentionally Omitted]


         5.10 [Intentionally Omitted]


         5.11 [Intentionally Omitted]


         5.12 [Intentionally Omitted]


         5.13 [Intentionally Omitted]


         5.14  [Intentionally Omitted]


         5.15 [Intentionally Omitted]


         5.16 [Intentionally Omitted ]


         5.17 [Intentionally Omitted]


         5.18 Confidentiality. The Company will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and, should the transactions contemplated hereunder not be completed or upon a reasonable request of Level 8 deliver promptly to Level 8 or destroy, at the request and option of Level 8, all tangible embodiments (and all copies) of the Confidential

Information which are in his, her, or its possession. In the event that the Company is requested or required pursuant to written or oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process to disclose any Confidential Information, the Company will notify Level 8 promptly of the request or requirement so that Level 8 may seek an appropriate protective order or waive compliance with the provisions of this section 5.18. If, in the absence of a protective order or the receipt of a waiver hereunder, the Company or any of Stockholders is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Company may disclose the Confidential Information to the tribunal; provided, however, that the disclosing party shall use his, her, or its best efforts to obtain, at the request of Level 8, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Level 8 shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure unless such Confidential Information is so available due to the actions of the Company.



                                   ARTICLE VI
                    CONDITIONS TO THE OBLIGATIONS OF LEVEL 8


         The obligations of Level 8 to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by Level 8:


         6.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. The Company shall have performed or complied with all of their obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Company shall have delivered to Level 8 a certificate, dated as of the Closing Date, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.


         6.2 No Material Adverse Changes. Between the date hereof and the Closing Date, (a) there shall have been no Material Adverse Change to the Company, (b) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of the Company and (c) none of the Assets of the Company shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Effect thereon, and the Company shall have delivered to Level 8 a certificate, dated as of the Closing Date, to that effect.


         6.3 Corporate Certificate.  The Company shall have delivered to Level 8
(i) a state-certified copy of the Company's certificate of incorporation and a copy of the Company's bylaws, each as in effect immediately prior to the Effective Time, (ii) copies of resolutions or consents adopted by the Board of Directors and each stockholder of the Company authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing of the Company issued by the state of its incorporation or formation and each other state in which it is qualified to do business as of a date not more than 15 days prior to the Closing Date, and all of such documents shall be certified as of the Closing Date by the Secretary the Company as being true, correct and complete.


         6.4 Opinion of Counsel. Level 8 shall have received an opinion dated as of the Closing Date from counsel for the Company in form and substance acceptable to Level 8, including but not limited to, such matters as set forth on Schedule 6.4.

         6.5 Consents. The Company shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of the Company from any Person from whom such consent or waiver is required under any Material Contract listed or required to be listed in Schedule 3.25 or under the HSR Act or other law or regulation as of a date not more than five days prior to the Closing, or who as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law. Level 8 shall have obtained any applicable license or other approvals required under state laws and all other Governmental Authorities with respect to the transactions contemplated hereby. The Company shall have received an estoppel letter in form and substance satisfactory to Level 8 from each lessor pursuant to each of the leases of the Leased Premises.


         6.6 Securities Laws. Level 8 shall have received all necessary consents and otherwise complied with any state Blue Sky or securities laws applicable to the issuance of the Level 8 Shares in connection with the transactions contemplated hereby.


         6.7  [intentionally omitted]


         6.8 Stock Powers. At the Closing, the Company shall have delivered to Level 8, for use in connection with the Held Back Shares, one stock power executed in blank, with signature guarantees for each certificate representing Held Back Shares.


         6.9 No Adverse Litigation. There shall not be pending any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the transactions hereunder, and which, in the judgment of Level 8, makes it inadvisable to proceed with the transactions contemplated hereby.


         6.10 Lease Agreements for the Leased Premises. The lease agreements pursuant to which the Company leases the Leased Premises are in form and substance satisfactory to Level 8.


         6.11 [intentionally omitted]


         6.12 Board Approval. The transactions contemplated hereby shall have been approved by the Board of Directors of Level 8.


         6.13 Schedules. The Company shall have delivered to Level 8 each of the Schedules to this Agreement, in form and substance satisfactory to Level 8.


         6.14 [ Intentionally Omitted]


         6.15 Liabilities. Prior to the Closing, the Company shall have obtained full satisfactions or releases of all obligations and liabilities (i) due to or on behalf of any Affiliate of the Company and (ii) which Schedule 3.11 indicates will be satisfied or released prior to Closing.


         6.16 [intentionally omitted]


         6.17 Due Diligence. Level 8 shall have completed its due diligence investigation, and the results thereof shall be satisfactory to Level 8, in its sole discretion, and such investigation shall not have revealed that any of the representations or warranties of the Company set forth herein are untrue or incorrect in any respect or otherwise unsatisfactory to Level 8.


         6.18 Lock-Up Agreement. If required by the underwriters in connection with any future public offering of Level 8 Common Stock, the Company shall have executed and delivered a lock-up agreement with respect to the Level 8 Consideration Shares providing for a reasonable lock-up period.

         6.19 Liabilities. The Assumed Liabilities of the Company shall not be in excess of an aggregate of $50,000.


         6.20 Private Placement. The private placement of shares of common stock of Level 8 to for the aggregate purchase price of at least $545,000 shall be consummated at or before the Closing Date.


                                   ARTICLE VII


                        CONDITIONS TO THE OBLIGATIONS OF
                                   THE COMPANY


         The obligations of the Company to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by the Company.


         7.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of Level 8 contained in this Agreement shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Level 8 shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. Level 8 shall have delivered to the Company a certificate, dated as of the Closing Date, and signed by an executive officer, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.


         7.2 Level 8 Shares. At the Closing, Level 8 shall have issued all of the Level 8 Shares and shall have delivered to the parties to receive such shares hereunder (a) certificates representing the Level 8 Shares issued to them hereunder, other than the Held Back Shares, and (b) copies of certificates representing the Held Back Shares.


         7.3 No Order or Injunction. There shall not be issued and in effect by or before any court or other governmental body an order or injunction restraining or prohibiting the transactions contemplated hereby.


         7.4 HSR Act Waiting Period. Any applicable waiting period under the HSR Act shall have expired or been terminated.


         7.5 Corporate Certificate.  Level 8 shall have delivered to the Company
(i) a state-certified copy of Level 8's certificate of incorporation and a copy of Level 8's bylaws, each as in effect immediately prior to the Effective Time,
(ii) copies of resolutions or consents adopted by the Board of Directors of Level 8 authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing of Level 8 issued by the state of its incorporation or formation and each other state in which it is qualified to do business as of a date not more than 15 days prior to the Closing Date, and all of such documents shall be certified as of the Closing Date by the Secretary of Level 8 as being true, correct and complete.


         7.6 Opinion of Counsel. The Company shall have received an opinion dated as of the Closing Date from counsel for Level 8 in form and substance acceptable to the Company, including but not limited to, such matters as set forth on Schedule 7.6.


         7.7 Consents. Level 8 shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of Level 8 from any Person from whom such consent or waiver is required under any Material Contract or under the HSR Act or other law or regulation as of a date not more than five days prior to the Closing, or who as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law. Level 8 shall have obtained any applicable license or other approvals required under state laws and all other Governmental Authorities with respect to the transactions contemplated hereby.

          7.8 Board Approval. The transactions contemplated hereby shall have been approved by the Board of Directors of the Company.


          7.9 Schedules. Level 8 shall have delivered to the Company each of the Schedules to this Agreement, in form and substance satisfactory to the Company.


          7.10 Due Diligence. The Company shall have completed its due diligence investigation, and the results thereof shall be satisfactory to the Company, in its sole discretion, and such investigation shall not have revealed that any of the representations or warranties of Level 8 set forth herein are untrue or incorrect in any respect or otherwise unsatisfactory to the Company.




                                  ARTICLE VIII


                             [INTENTIONALLY OMITTED]





                                   ARTICLE IX
                                 INDEMNIFICATION


          9.1 (a) Agreement by Company for Indemnification. The Company agrees to indemnify and hold Level 8 and its stockholders, directors, officers, employees, attorneys, agents and Affiliates harmless from and against, and at Level 8's election in its sole discretion Level 8 shall be entitled to recover by set off (x) against the Held Back Shares in accordance with Section 9.3 and
 (y) against any payments by Level 8 or any Affiliate thereof to any principal stockholder or any Affiliate thereof pursuant to any Contract or otherwise, the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Level 8 arising out of, relating to, or resulting, from (i) any breach of a representation or warranty made by the Company in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by the Company in or pursuant to this Agreement, (iii) any inaccuracy in any certificate, instrument or other document delivered by the Company as required by this Agreement, or (iv) any Excluded Liabilities which Level 8 or any Affiliate of Level 8 may pay or be required to or otherwise pay, (collectively, "Indemniflable Damages"). Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, Level 8 shall have the right to be put in the same after-tax consolidated financial position as it would have been in if the breach, inaccuracy or Excluded Liability referenced in the foregoing clauses (i), (ii), (iii) and (iv) that caused such Indemnifiable Damages had not occurred. Notwithstanding anything to the contrary contained herein, Level 8 shall not be entitled to any
 Indemnifiable Damages unless the aggregate of all such Indemnifiable Damages exceeds $25,000 (the "Indemnification Threshold"), in which case Level 8 shall be entitled to the full amount of Indemnifiable Damages. ]


          (b) Agreement by Level 8 for Indemnification. Level 8 agrees to indemnify and hold the Company and its stockholders, directors, officers, employees, attorneys, agents and Affiliates harmless from and against, and at the Company's election in its sole discretion the Company shall be entitled to recover by set off against any payments by the Company or any Affiliate thereof to Level 8 or any Affiliate thereof pursuant to any Contract or otherwise, the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Company arising out of, relating to, or resulting, from (i) any breach of a representation or warranty made by Level 8 in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by Level 8 in or pursuant to this Agreement, (iii) any inaccuracy in any certificate, instrument or other document delivered by Level 8 as required by this Agreement, (collectively, "Indemniflable Damages"). Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, the Company shall have the right to be put in the same after-tax consolidated financial position as it would have been in if the breach, inaccuracy or Excluded Liability referenced in the foregoing clauses (i), (ii), (iii) and (iv) that caused such Indemnifiable Damages had not occurred. Notwithstanding anything to the contrary contained herein, the Company shall not be entitled to any Indemnifiable Damages unless the aggregate of all such Indemnifiable Damages exceeds $25,000 (the "Indemnification Threshold"), in which case the Company shall be entitled to the full amount of Indemnifiable Damages.


         9.2 Survival of Representations and Warranties. (a) Each of the representations and warranties made by the Company and Level 8 in this Agreement or pursuant hereto shall survive for a period of Two Years after the Closing Date; provided, however, that the representations and warranties contained in Sections 3.12, 3.13, 3.18 and 3.19 shall survive indefinitely. No claim for the recovery of Indemnifiable Damages may be asserted by Level 8 or the Company after such representations and warranties shall thus expire; provided, however, that claims for Indemnifiable Damages first asserted within such period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.


         9.3 Security for the Indemnification Obligation. As security for the indemnification obligations contained in this Article IX, at the Closing, Level 8 shall set aside and hold certificates representing the Held Back Shares issued pursuant to this Agreement. Level 8 may set off against the Held Back Shares any Indemnifiable Damages, subject, however, to the following terms and conditions:


                   (a) Level 8 shall give written notice to the holders of Held Back Shares of any claim for Indemnifiable Damages or any other damages hereunder, which notice shall set forth (i) the amount of Indemnifable Damages or other loss, damage, cost or expense which Level 8 claims to have sustained by reason thereof, (ii) the basis of such claim, and (iii) a right of the Company to cure such claim;


                   (b) Such set off shall be effected on the later to occur of the expiration of twenty (20) days from the date of such notice if such claim has not been cured to the reasonable satisfaction of Level 8 or, if such claim is contested, the date the dispute is resolved, and such set off shall be charged proportionally against the shares set aside;


                   (c) The holders of Held Back Shares may, if the claim has not been cured pursuant to 9.3(b) above, instruct Level 8 to sell some or all of the Held Back Shares and the net proceeds thereof shall be substituted for such Held Back Shares in any set off to be made by Level 8 pursuant to any claim hereunder subject to continued compliance with any applicable SEC and other regulations; and


                   (d) For purposes of any set off against the Held Back Shares pursuant to this Article IX, the shares of Level 8 Common Stock not sold as provided in clause (c) of this Section 9.3 shall be valued at the Trading Price.

         9.4 Voting of and Dividends on the Held Back Shares. Except with respect to Held Back Shares sold pursuant to the foregoing Section 9.3(c) (and in the case of such shares, until the same are transferred), all Held Back Shares shall be deemed to be owned by the record holders thereof and the record holders shall be entitled to vote the Held Back Shares; provided, however, that, there shall also be deposited with Level 8 subject to the terms of this Article IX, all shares of Level 8 Common Stock, other common or preferred stock of Level 8, cash or assets issued to or paid upon Held Back Shares as a result of any stock or other dividend or distribution or stock split with respect to the Held Back Shares. All stock or other distributions including cash issued or paid upon Held Back Shares shall be delivered to the person or entity entitled to receive such Held Back Shares together with the delivery of such Held Back Shares pursuant to Section 9.5.


         9.5 Delivery of Held Back Shares. Level 8 agrees to deliver to the holders of the Held Back Shares, no later than 180 days after the Effective Date any Held Back Shares (and distributions thereon) then held by Level 8 (or proceeds from the sale of Held Back Shares) unless there then remains unresolved any claim for Indemnifiable Damages or other damages hereunder as to which notice has been given, in which event Level 8 shall retain such number of Held Back Shares (and such amount of proceeds therefrom or distributions thereon) as is sufficient to satisfy any such unresolved claim, as well as the attorney fees and costs associated therewith, and shall release the remaining Held Back Shares (and such remaining proceeds and distributions) to the holders thereof. Any Held Back Shares (and proceeds from the sale of, or distributions on, Held Back Shares) remaining on deposit after all such claims shall have been satisfied shall be returned to the holders thereof promptly after the time of satisfaction.


         9.6 [Intentionally Omitted]


         9.7 No Bar. If the Held Back Shares or off set payments under Contracts or otherwise are insufficient to set off any claim for Indemnifiable Damages made hereunder (or have been delivered to the holders prior to the making or resolution of such claim), then Level 8 may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages.


         9.8  Remedies  Cumulative.   The  remedies  provided  herein  shall  be
cumulative and shall not preclude Level 8 from asserting any other right, or seeking any other remedies against the Company.


                                    ARTICLE X


                             SECURITIES LAW MATTERS


         10.1 Disposition of Shares.


              (a) The Company hereby acknowledges that the Level 8 Consideration Shares constitute "restricted securities" as defined in Rule 144 under the Securities Act.


              (b) The Company hereby agrees that it will not sell, transfer or otherwise dispose of any Level 8 Shares, except pursuant to (a) an exemption from the registration requirements under the Securities Act, which does not require the filing by Level 8 with the SEC of any registration statement, offering circular or other document, in which case, each such Person shall first supply to Level 8 an opinion of counsel (which counsel and opinions shall be satisfactory to Level 8) that such exemption is available, or (b) an effective registration statement filed by Level 8 with the SEC under the Securities Act.


         10.2 Legends. The certificates representing the Level 8 Shares shall bear the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


          Level 8 may, unless a registration statement is in effect covering such shares, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.


                                   ARTICLE XI

                                   DEFINITIONS


         11.1 Defined Terms. As used herein, the following terms shall have the following meanings:


"Accepted Liabilities" shall mean all Designated Liabilities (as defined in Section 3.11) of the Company, other than those obligations, duties and liabilities due to or on behalf of any principal stockholder or Affiliate of any principal stockholder.


"Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.


"Assets" shall mean all right, title and interest in and to all of the assets of the Company, including all of its (a) Company Owned Properties and Leased Premises; (b) tangible personal property, (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringement thereof, and rights to protection of interests therein under the laws of all jurisdictions,
(d) leases, subleases and all rights thereunder, (e) agreements, Contracts (as defined in this Section 11.1), confidentiality, non-competition and non-solicitation agreements and all rights previously assigned to the Company under any agreement, indentures, mortgages, instruments, liens, guaranties and other similar arrangements and rights thereunder, (f) accounts, notes, and other receivables, (g) all securities (including the capital stock of any subsidiaries), (h) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of setoff, and rights of recoupment (including any such item relating to the payment of taxes), (i) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from government and governmental agencies, (j) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, (k) cash, and (l) any rights to seats or access to events at any local venues; provided however, that the Assets shall not include (i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minutebooks, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance and existence of the Company as a corporation, or (ii) any of the rights of the Company under this Agreement (or under any side agreement between the Company on the one hand and Level 8 on the other hand entered into on or after the date of this Agreement).


"Chargebacks" shall mean (a) any amount which the Company may be required to pay back to any party purchasing retail paper, warranties, insurance or the like from the Company, or (b) any amount which may be set-off or otherwise deducted from any mount due and owing to the Company by any party purchasing retail paper, warranties, insurance or the like from the Company.

"Code" means the internal Revenue Code, of 1986, as amended.


"Confidential Information" means any information concerning the businesses and affairs of Level 8 or the Company that is not already generally available to the public.


"Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, confidentiality agreement, non-competition agreement, non-solicitation agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.


 "Effective Time" shall mean the time when the transactions contemplated herein are consummated.


"Environmental Costs" shall mean any and all expenses, costs, damages, liabilities, or obligations (including, without limitation, fees and expenses of counsel) incurred by, under or pursuant to any Environmental Laws or related to the Discharge, Handling, presence or clean up of Hazardous Substances arising as a result of events occurring or facts or circumstances arising or existing on or prior to the Closing Date (whether or not in the ordinary course of business).


"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.


"Exchange Act" means the Securities Exchange Act of 1934, as amended.


"Excluded Liabilities" shall mean (i) any obligations and liabilities of the Company, absolute or contingent, known or unknown, other than Accepted Liabilities, (ii) any liability or obligation of the Company arising under this Agreement, (iii) any liability or obligation of the Company relating to any default under any Accepted Liability to the extent such default existed prior to the Closing, (iv) any liability or obligation of the Company with respect to, or arising out, of any employee benefit plan, executive deferred compensation plan, or any other plans or arrangements for the benefit of any employees or officers of the Company, (v) any liability or obligation of the Company to any of the principal stockholders or any Affiliate of any of the principal stockholders or to any party claiming to have a right to acquire any shares of capital stock or partnership interests or other securities convertible into or exchangeable for any shares of capital stock or partnership interests of the Company and (vi) any Environmental Costs or Litigation Costs.


 "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.


"Governmental Authority" means any nation or government, any federal, state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.


"HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.


"Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).


"Litigation Costs" shall mean any and all expenses, costs, damages, liabilities, or obligations (including, without limitation, fees and expenses of counsel) incurred in connection with any action, suit, or other legal or administrative proceeding or governmental investigation arising as a result of events occurring or facts or circumstances arising or existing on or prior to the Closing Date (whether or not in the ordinary course of business).

"Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.


"Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.


"SEC" means the Securities and Exchange Commission. "Securities Act" means the Securities Act of 1933, as amended.


"Tax Return" means any report, return, information statement, payee statement or other information required to be provided to any' federal, state, local or foreign governmental authority, or otherwise retained, with respect to Taxes.


"Taxes" means any and all taxes, levies, imposts, duties, assessments, charges and withholdings imposed or required to be collected by or paid over to any federal, state, local, supra-national or foreign governmental authority or any political subdivision thereof, including without limitation income, gross receipts, ad valorem, value added, minimum tax, franchise, sales, use, excise, license, real or personal property, unemployment, disability, stock transfer, mortgage recording, estimated, withholding or other tax, governmental fee or other like assessment or charge of any kind whatsoever, and including any interest, penalties, fines, assessments or additions to tax imposed in respect of the foregoing, or in respect of any failure to comply with any requirement regarding Tax Returns.


         11.2 Other Definitional Provisions.


                 (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.


                 (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.


                 (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.


                 (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.


                 (e) An obligation to use "best efforts" under this Agreement, or those agreements or undertakings referred to herein, does not require the Person subject to that obligation to take actions that would result in a material and substantial adverse change in the overall benefits to such Person under this Agreement.


                 (f) An obligation under this Agreement, or those agreements or undertakings referred to herein, to "cooperate" with another party to this Agreement does not require the Person subject to that obligation to take actions that would result in a material expenditure of funds beyond that otherwise contemplated by this Agreement, nor the incurrence of any material liability, beyond that otherwise contemplated by this Agreement.

                                   ARTICLE XII
                        TERMINATION, AMENDMENT AND WAIVER


         12.1 Termination. This Agreement may be terminated at any time prior to the Effective Time.


                  (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or


                  (b) by Level 8 upon delivery of written notice to the Company in accordance with Section 13.1 of this Agreement in the event of a material breach by the Company of any provisions of this Agreement; or


                  (c) by the Company upon delivery of written notice to Level 8 in accordance with Section 13.1 of this Agreement in the event of a material breach by Level 8 of any provision of this Agreement; or


                  (d) by Level 8 or the Company upon delivery of written notice to the other in accordance with Section 13.1 of this Agreement, if the Closing shall not have occurred byJanuary 31, 2004; or


                  (e) by Level 8 or the Company upon its rejection of a Schedule provided by the other party hereto.


         12.2 Effect of Termination. Except for the provisions of Article IX hereof, which shall survive any termination of this Agreement, in the event of termination of this Agreement pursuant to Section 12.1, this Agreement shall forthwith become void and of no further force and effect, and the parties shall be released from any and all obligations hereunder; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.


                                  ARTICLES XIII
                               GENERAL PROVISIONS


         13.1 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed given if delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery or facsimile transmission if such transmission is confirmed by delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which any party shall designate in writing to the other parties):


                           (a)      If to Level 8:


                                    Level 8 Systems, Inc.
                                    214 Carnegie Center, Suite 303
                                    Princeton, New Jersey 08540
                                    Attention:  John P. Broderick

                                    With a copy to:

                                    Lemery Greisler LLC
                                    10 Railroad Place
                                    Saratoga Springs, New York  12866
                                    Attention:  Robert J. May, Jr., Esq.



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

                  (b)      If to the Company:

                           Critical Mass Mail, Inc.
                           1708 Lovering Avenue, Suite 201
                           Wilmington, Delaware 19806
                           Attention:  Joseph H. Weiss


                           With a copy to:

                           Edward Blume, Esq.
                           516 Hamilton Road
                           Merion Station, PA 19066





         13.2 Entire Agreement. This Agreement (including the Schedules and Exhibits attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matters and supersedes all prior agreements and understanding (oral or written) between or among the parties with respect to such subject matter. The Schedules and Exhibits constitute a part hereof as though set forth in full above.


         13.3 Expenses. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.


         13.4 Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled, or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.


         13.5 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by the Company without the prior written consent of Level 8. Level 8 may assign all or any portion of its rights hereunder to one or more of its direct or indirect, wholly owned subsidiaries.


         13.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.




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

         13.7 Interpretation. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever, the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.


         13.8 Governing Law; Interpretation. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Delaware applicable to contracts executed and to be wholly performed within such State.


         13.9 Jurisdiction. The parties to this Agreement agree that any suit, action or proceeding arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof may be brought only in the courts of the State of Delaware or the federal district courts located within the State of Delaware, and the parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any suit, action or proceeding.


         13.10 Arm's Length Negotiations. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions, and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advise of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.



                                      LEVEL 8 SYSTEMS, INC.


                                      By:__________________________


                                      Name:
                                      Title:





                                      CICERO TECHNOLOGIES ACQUISITION, LLC





                                      By:___________________________

                                      Name:

                                      Title:





                                      CRITICAL MASS MAIL, INC.


                                      By:__________________________

                                      Name:

Exhibits

Exhibit No.                Title
-----------                -----
Schedule 1.4               Assumed Liabilities
Article II Schedules       Level 8 Disclosure Schedules
         Schedule 2.1(a)            Organization and Qualification
         Schedule 2.1(c)            Capitalization
         Schedule 2.1(f)            Required Consents and Approvals
         Schedule 2.1(g)            Litigation; Proceedings
         Schedule 2.1(o)            Registration Rights
Schedule 3.4               Capitalization
Schedule 3.6               Required Consents
Schedule 3.9               Financial Statements
Schedule 3.10              Changes Since the Current Balance Sheet Date
Schedule 3.11              Indebtedness
Schedule 3.12              Litigation
Schedule 3.13              Aboveground and Underground Storage Tanks;
                              Environmental Matters
Schedule 3.14              Company Owned Properties; Leased Premises
Schedule 3.17              Labor and Employment Matters
Schedule 3.18              Employee Benefit Plans
Schedule 3.19              Taxes
Schedule 3.20              Insurance
Schedule 3.22              Licenses and Permits
Schedule 3.24              Intellectual Property
Schedule 3.25              Material Contracts



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